EXHIBIT 23.1
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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2000 relating to the financial statements and financial statement schedules of Kiewit Materials Company, which appears in Kiewit Materials Company's Form 10 dated September 5, 2000.


/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP


Omaha, Nebraska
November 30, 2000